UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 4, 2024

BRAEMAR HOTELS & RESORTS INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway
Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
As previously reported by Braemar Hotels & Resorts Inc. (the “Company”) (NYSE: BHR), on July 2, 2024, the Company, Ashford Hospitality Trust, Inc. and Ashford Inc. entered into a Cooperation Agreement (the “Cooperation Agreement”) with Blackwells Capital LLC (“Blackwells”) and certain affiliates of Blackwells. Pursuant to the Cooperation Agreement, the Company agreed, among other things, that its board of directors (the “Board”) would take steps to identify and select one additional individual to be appointed to the Board as an independent director (the “Additional Board Member”). The Company further agreed that the Board would promptly notify Blackwells of its selection of the Additional Board Member and consider any input Blackwells may have with respect to the Additional Board Member.
In accordance with the Cooperation Agreement, on October 4, 2024, the Board increased the number of directors of the Company from eight to nine and appointed Mr. Jay H. Shah as the Additional Board Member to serve until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualified.
Mr. Shah, age 56, has been a Senior Advisor to Hersha Hotels & Resorts (“Hersha”) since November 8, 2023 and has been a trustee since 2006. Prior to his role as Senior Advisor, Mr. Shah served as Hersha’s Executive Chairman since January 1, 2023. Prior to his role as Executive Chairman, Mr. Shah served as Hersha’s Chief Executive Officer for 17 years and before that he served as Hersha’s President and Chief Operating Officer.
Mr. Shah serves on Cornell University’s Dean’s Advisory Board for the School of Hotel Administration and is also a member of the American Hotel & Lodging Association’s (“AHLA”) Board of Directors, AHLA Hospitality Investment Roundtable, AHLA Owner’s Roundtable and the Chief Executives Organization. He serves on the Jefferson University and Hospital System’s CEO advisory board and is a member of the Board of Trustees of both the National Constitution Center and the Philadelphia Museum of Art. Mr. Shah earned a Bachelor of Science degree from the Cornell University School of Hotel Administration, an MBA from the Temple University Fox School of Business, and a Law degree from Temple University Beasley School of Law.
The Board anticipates naming Mr. Shah to serve on one or more committees of the Board, but at the time of this Form 8-K, the Board has not determined the committee(s) to which he will be named. The Company will file an amendment to this Form 8-K naming those committees once they are determined.
Mr. Shah will be eligible to receive compensation for his service on the Board consistent with that provided to all non-employee directors, which is described under the caption “Board of Directors and Committees – Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 17, 2024, as adjusted by the Board of Directors from time to time.
Aside from the Cooperation Agreement described above, there was no other arrangement or understanding between Mr. Shah and any other person with respect to his appointment to the Board. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Shah, or any member of his immediate family, had, or will have, a direct or indirect material interest.
ITEM 7.01     REGULATION FD DISCLOSURE.
On October 7, 2024, the Company issued a press release announcing the appointment of Mr. Shah to the Board. A copy of the press release is attached hereto as Exhibit 99.1.
The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
Exhibit Number        Exhibit Description
99.1    Press Release of the Company, dated October 7, 2024
104    Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

Dated: October 7, 2024	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary